
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED BALANCE SHEETS AND
IS QUALIFIED IN ITS ENTIRETY TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           1,074
<SECURITIES>                                         0
<RECEIVABLES>                                   18,224
<ALLOWANCES>                                       491
<INVENTORY>                                      9,147
<CURRENT-ASSETS>                                30,865
<PP&E>                                          55,663
<DEPRECIATION>                                  33,287
<TOTAL-ASSETS>                                  59,364
<CURRENT-LIABILITIES>                           24,450
<BONDS>                                            328
<COMMON>                                         3,167
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      14,696
<TOTAL-LIABILITY-AND-EQUITY>                    59,364
<SALES>                                         72,255
<TOTAL-REVENUES>                                72,255
<CGS>                                           55,952
<TOTAL-COSTS>                                   55,952
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 634
<INCOME-PRETAX>                                (1,418)
<INCOME-TAX>                                     (518)
<INCOME-CONTINUING>                              (900)<F1>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (900)<F1>
<EPS-PRIMARY>                                    (.57)
<EPS-DILUTED>                                    (.57)

<F1>Included in the 1995 net loss is $330,000 attributable to the after tax effect of a reserve for termination costs in conjunction with the resignation of the Company's former President and CEO and the termination of certain other employees. Also included is a $300,000 favorable adjustment attributable to the tax carry back of certain components of prior year net operating losses to years in which the tax rate was 46%.

